SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Check the appropriate box:

X    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

_    Definitive Information Statement

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
          -------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__   Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                     1111 E. TAHQUITZ CANYON WAY, SUITE 110
                         PALM SPRINGS, CALIFORNIA 92262

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                NOVEMBER 26, 2008

To The Shareholders of Environmental Service Professionals, Inc.

         Edward L. Torres and Lyle Watkins (collectively, the "Majority Shareholders") are entitled to vote of a total of 31,541,483 shares or approximately 60.0% of the total issued and outstanding stock of Environmental Service Professionals, Inc., a Nevada corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Nevada.

         1. Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to increase the number of authorized shares of common stock from 100,000,000, par value $0.001 per share, to 295,000,000, par value $0.001 per share.

         2. Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to adjust the par value and to increase the number of authorized shares of preferred stock from 1,000,000, par value $0.01 per share, to 5,000,000, par value $0.001 per share.


             Edward L. Torres, Chief Executive Officer and President

                                   -----------

             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                     1111 E. TAHQUITZ CANYON WAY, SUITE 110
                         PALM SPRINGS, CALIFORNIA 92262


                                NOVEMBER 26, 2008

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about November 21, 2008, to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of November 21, 2008, the Majority Shareholders were entitled to vote of record 31,541,483shares of the Company's common stock, par value $0.001 per share, or approximately 60.0% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately 200 other shareholders.

         The Majority Shareholders consist of Edward L. Torres, the Chairman, Chief Executive Officer, President, and Acting Chief Financial Officer of the Company, and Lyle Watkins, the Chief Operating Officer, Corporate Secretary, and a Director of the Company.

         Holders of the common stock of record as of November 21, 2008 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders have consented to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by December 30, 2008 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. A total of 52,530,168 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.


                        THE COMPANY AND THE TRANSACTIONS

PROPOSED SHAREHOLDER ACTION

         The Company has its executive offices at 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262, and its telephone number is (760) 327-5284. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Certificate of Incorporation (the "Amendment") in order to (i) increase the number of authorized shares of the Company's common stock from 100,000,000, par value $0.001 per share, to 295,000,000, par value $0.001 per share, and (ii) adjust the par value and increase the number of authorized shares of the Company's preferred stock from 1,000,000, par value $0.01 per share, to 5,000,000, par value $0.001 per share.

         The Board of Directors of the Company voted unanimously to implement the Certificate Amendment because the Board of Directors believes that an increase to the number of authorized shares of the Company's common stock and to the number of authorized shares of preferred stock will allow the Company to raise the capital necessary for the Company to grow its business in the future.

         The Company is not expected to experience a material tax consequence as a result of the Certificate Amendment. Increasing the number of authorized shares of the Company's common stock and preferred stock may, however, subject the Company's existing shareholders to future dilution of their ownership and voting power in the Company.

POTENTIAL ANTI-TAKEOVER EFFECT

         The additional shares of common stock and preferred stock that will become available for issuance upon the adoption of the resolutions could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock and preferred stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the Certificate Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

ADDITIONAL INFORMATION

         Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-KSB annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2007, as well as the Company's Form 10-Q for the quarters ending March 31, 2008, June 30, 2008 and September 30, 2008, are available upon request to: Edward L. Torres, Chief Executive
Officer and President, Environmental Service Professionals, Inc., 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Company's stock as of October 31, 2008, except as indicated by the footnotes below:

         o        Each of the Company's directors and nominees;
         o        Each of the named executive officers;
         o All of the Company's directors and executive officers as a group; and
         o Each person or group of affiliated persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of common stock.

         Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

         Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership is based on 52,530,168 shares of Common Stock outstanding as of October 31, 2008. The total number of outstanding shares does not reflect outstanding stock options or warrants. Unless otherwise noted below, the address of each person listed on the table is c/o Environmental Service Professionals, Inc., 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

--------------------------------------------------- ----------------------------------------
      NAME AND POSITION OF BENEFICIAL OWNER              SHARES BENEFICIALLY OWNED (1)
--------------------------------------------------- ------------------- --------------------
                                                        NUMBER(2)             PERCENT
--------------------------------------------------- ------------------- --------------------
Edward Torres, Chief Executive Officer,
President, Acting Chief Financial Officer (3)(10)         23,324,000            43.7%
--------------------------------------------------- ------------------- --------------------
Lyle Watkins, Chief Operating Officer, Corporate
Secretary, and Director (4)(10)                            9,554,483            18.0%
--------------------------------------------------- ------------------- --------------------
S. Robert August, Director (5)                               800,000             1.5%
--------------------------------------------------- ------------------- --------------------
Leroy Moyer, Director (6)*                                   570,000             0.9%
--------------------------------------------------- ------------------- --------------------
Gerry Berg, Assistant Chief Financial Officer (7)            100,000              *
--------------------------------------------------- ------------------- --------------------
Robert Iger, Director (8)                                    260,000              *
--------------------------------------------------- ------------------- --------------------
All directors and executive officers as a group
(six persons) (9)
                                                          34,608,483            62.7%
--------------------------------------------------- ------------------- --------------------

----------------------
*Indicates beneficial ownership of less than 0.5%.

(1) Unless otherwise indicated and subject to applicable community property laws, to our knowledge each stockholder named in the table possesses sole voting and investment power with respect to all shares of Common Stock, except for those owned jointly with that person's spouse.

(2) Calculation of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days of October 31, 2008, only by the respective named stockholder.

(3) Includes 500,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of October 31, 2008. Also includes 3,207,000 shares which are owned by Pro-Active Retirement Trust of which Mr. Torres is the Trustee, and 317,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of October 31, 2008 which are owned by Pro-Active Business Services, Inc. of which Mr. Torres is the President.

(4) Includes 500,000 shares which may be purchased pursuant to warrants and stock options that are exercisable within 60 days of October 31, 2008. Also includes 54,483 shares and 20,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of October 31, 2008 which are owned by Northcom Consulting, Inc. of which Mr. Watkins is the President.

(5) Includes 350,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of October 31, 2008. Also includes 450,000 shares and 250,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of October 31, 2008 which are owned by S. Robert August & Associates of which Mr. August is the President.

(6) Includes 450,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of October 31, 2008. Includes 10,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of October 31, 2008.

(7) Does not include 900,000 shares subject to vesting provisions, including 500,000 shares scheduled to vest on the 12 month anniversary of employment and 400,000 shares scheduled to vest on the 24 month anniversary of employment. ESP has conferred piggyback registration rights to the shares for Mr. Berg as the shares vest. If, however, Mr. Berg is terminated for cause, all unvested shares on the date of such termination will immediately be cancelled.

(8) Includes 250,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of October 31, 2008.

(9) See footnotes (4) through (8). Includes an aggregate of 2,647,000 shares of Common Stock issuable upon the exercise of warrants and stock options that are exercisable within 60 days of October 31, 2008.

(10) Includes shares subject to lock-up and vesting provisions. On November 1, 2006, ESP entered into a Redemption, Lock-up and Vesting Agreement (the "Agreement") with certain shareholders of ESP, including Edward Torres and Lyle Watkins (collectively, the "Executive"). The purpose of the agreement was to provide for redemption of a portion of their shares, and to lock-up the balance of their shares in order to facilitate ESP's ability to raise capital. According to the Agreement, in consideration for permitting ESP to redeem and lock-up the shares, ESP conferred piggyback registration rights to the shares for the Executive as the shares are released from lock-up. ESP has a right of first refusal to purchase the shares covered by the Agreement. This right specifies that before there can be any valid sale or transfer of any of the shares by the Executive, the Executive must first offer his shares to ESP. The Executive has agreed that he will not directly or indirectly sell or otherwise transfer or dispose of any of the shares during the lock-up period. Furthermore, during the Executive's employment with ESP, he has agreed that he will not sell, transfer, or assign more than 8% of the released shares per month. Similarly, the Executive has also agreed that after the termination of his employment with ESP for any reason, he will not sell, transfer or assign more than 4% of the released shares per month. If, however, the Executive is terminated for cause, all unvested shares on the date of such termination will immediately be cancelled. The following table lists the number of shares subject to lock-up and the scheduled release dates:

---------------------- ------------------------------ -------------------------
NAME OF EXECUTIVE      NUMBER OF SHARES               LOCK-UP PERIOD AND
                       SUBJECT TO LOCK-UP             RELEASE SCHEDULE
---------------------- ------------------------------ -------------------------
Edward L. Torres       4,007,000                      11/1/06   :   801,400
                                                      11/1/07   :   801,400
                                                      11/1/08   :   801,400
                                                      11/1/09   :   801,400
                                                      11/1/10   :   801,400
---------------------- ------------------------------ -------------------------
Lyle A. Watkins        1,000,000                      11/1/06   :   200,000
                                                      11/1/07   :   200,000
                                                      11/1/08   :   200,000
                                                      11/1/09   :   200,000
                                                      11/1/10   :   200,000
---------------------- ------------------------------ -------------------------

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO EDWARD L. TORRES, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT ENVIRONMENTAL SERVICE PROFESSIONALS, INC., 1111 EAST TAHQUITZ CANYON WAY, SUITE 110, PALM SPRINGS, CALIFORNIA 92262, TELEPHONE NUMBER (760) 327-5284. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

                                    EXHIBIT A
                    AMENDMENT TO CERTIFICATE OF INCORPORATION